SUBSIDIARIES OF
                  BELL & HOWELL COMPANY (Delaware)
                            March 2000


        Bell & Howell Company subsidiaries are 100% owned by
          Bell & Howell Company unless otherwise indicated


Bell & Howell Company - Subsidiary
Incorporation
----------------------------------                 -------------
Bell & Howell U.K. Holdings Limited                United Kingdom
(Formerly known as Bell & Howell A-V Limited.
1 share held by a director for Bell & Howell Company)

- Bell & Howell Information and Learning Ltd.      United Kingdom
(100% owned by Bell & Howell U.K. Holdings)

- Alison Associates Limited                        United Kingdom
(100% owned by Bell & Howell U.K. Holdings Limited)

- Chadwyck-Healey Limited                          United Kingdom
(100% owned by Bell & Howell U.K. Holdings Limited)


Bell & Howell Company (Nameholding)                Nevada


Bell & Howell Imaging Company                      Delaware


Bell & Howell Financial Services Company           Delaware

-  BHAC Leasing Corporation                        Delaware
(100% owned by Bell & Howell Financial
Services Company)


Bell & Howell Foreign Sales Corporation            Barbados


Bell & Howell France S.A.                          France
(97% owned by Bell & Howell Company;
3% owned by Bell & Howell GmbH;
9 shares held by individuals as required by By-Laws)
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Bell & Howell Company - Subsidiary                 Incorporation
----------------------------------                 -------------
Bell & Howell GmbH                                 Germany

-  Bell & Howell AG
Switzerland
(100% owned by Bell & Howell GmbH)

-  Bell & Howell Ges.m.b.H.                        Austria
(100% owned by Bell & Howell GmbH)


Bell & Howell International Services Company       Delaware


Bell & Howell Japan Ltd. Co.                       Japan


Bell & Howell Limited                              United Kingdom
(100% owned by Bell & Howell U.K. Holdings Limited)

- Micromedia Limited                               United Kingdom
(100% owned by Bell & Howell Limited;
1 share held by a director for Bell & Howell Limited)

- Paragon Technical Services Limited               United Kingdom
(100% owned by Bell & Howell Limited)

- International Imaging Limited                    United Kingdom
(100% owned by Bell & Howell Limited)


Bell & Howell Ltd                                  Canada

- Bell & Howell (Quebec) Ltd. or Bell & Howell     Quebec
 (Quebec) Ltee
(100% owned by Bell & Howell Ltd; 5 shares held by officers and directors for Bell & Howell Ltd)


Bell & Howell Mail and Messaging Technologies      Delaware
Company
(Formerly known as Mail Processing Systems Company)

- Blue Lake Software, Inc.                         Alabama
(100% owned by Bell & Howell Mail Technologies Company)
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Bell & Howell Company - Subsidiary                 Incorporation
----------------------------------                 -------------
Bell & Howell Mailmobile Company                   Delaware


Bell & Howell Europa BV                            Netherlands


Bell & Howell Nederland B.V.                       Netherlands
(100% owned by Bell & Howell Europa BV)


Bell & Howell Postal Systems Inc.                  Delaware


Bell & Howell Protocorp International, Inc.        North Carolina


Bell & Howell Publishing Services Company          Delaware
(Formerly known as Publication Systems Company)

- Bell & Howell Publication Systems Company BV     Netherlands
(100% owned by Bell & Howell Publishing Services
Company)


Bell & Howell Paperwise Company                    Delaware


Bell & Howell PW Licensing Company                 Delaware


Bell & Howell (Singapore) Pte Ltd.                 Singapore


Bell & Howell Information and Learning Company     Delaware
(Formerly known as UMI Company)

- Chadwyck-Healey Inc.                             Delaware
(100% owned by Bell & Howell Information and Learning
Company)
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